Exhibit 1.1

ELECTROMED, INC.
Common Stock

PURCHASE AGREEMENT

August 12, 2010

FELTL AND COMPANY, INC.
As Representatives of the several
   Underwriters named in Schedule I
c/o Feltl and Company, Inc.
2100 LaSalle Plaza
800 LaSalle Avenue
Minneapolis, Minnesota 55402

Ladies and Gentlemen:

          Electromed, Inc., a Minnesota corporation (the “Company”), proposes to sell to the several Underwriters named in Schedule I (the “Underwriters”) an aggregate of 1,700,000 shares (the “Firm Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company. The Company has also granted to the several Underwriters an option to purchase up to 255,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the “Securities.”

          The Company hereby confirms its agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representatives (the “Representatives”).

          1.          Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-166470) (the “initial registration statement”) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to the initial registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) (the “additional registration statement”). Copies of the registration statement(s) and amendments and each related preliminary prospectus, as applicable, have been delivered to you.

          If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A (“Rule 430A Information”). “Original Registration Statement” as of any time means the initial registration statement, in the form then filed with the Commission, including all amendments to the initial registration statement as of such time, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of Form S-1 and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C of the Rules and Regulations or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) of the Rules and Regulations. “Rule 462(b) Registration Statement” as of any time means the additional registration statement in the form then filed with the Commission, including the contents of the Original Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b). “Registration Statement” as of any time means the Original Registration Statement and any Rule 462(b) Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Registration Statement as of the time specified in Rule 430A. For purposes of this Agreement, “Effective Time” with respect to the Original Registration Statement or the Rule 462(b) Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(b). “Registration Statement” without reference to a time means the Registration Statement as of its Effective Time. “Statutory Prospectus” as of any time means the prospectus included in the Registration Statement immediately prior to that time, including any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b). “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Securities and the offering. “Preliminary Prospectus” as of any time means any Statutory Prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus that omits Rule 430A Information. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

          2.          Representations and Warranties.

                       (a)        The Company represents and warrants to, and agrees with, the several Underwriters as follows:

                        (i)          No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

                        (ii)          As of the time any part of the Registration Statement (or any post-effective amendment thereto) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that each of the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, or by your counsel, specifically for use in the preparation thereof. If the Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement has been issued, and, to the Company’s knowledge, no proceeding for that purpose has been initiated or threatened by the Commission.

                         (iii)         Neither (A) the Issuer General Free Writing Prospectus(es) issued at or prior to the Time of Sale and set forth on Schedule II, the information on Schedule III, and the Statutory Prospectus, all considered together (collectively, the “Time of Sale Disclosure Package”), nor (B) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, or by your counsel specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means 8:00 a.m. (Eastern time) on August 13, 2010.

               (2)          “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Securities or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Rules and Regulations, which is made available without restriction, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

               (3)          “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II.

(4) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.

                         (iv)          (A) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(a)(iii)(B), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, or by your counsel specifically for use therein.

                                         (B)         (1) At the time of filing the Registration Statement and (2) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act, including the Company or any subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Act.

                                   (C)          Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

                    (v)          The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, comply in all material respects with the requirements of the Act and fairly present the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with U.S. generally accepted accounting principles consistently applied throughout the periods involved (except as described therein and subject, in the case of unaudited financial statements, to year end adjustments); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)). No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, McGladrey & Pullen, LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) in performing its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

                    (vi)         Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation (or limited liability company as applicable to Electromed Financial, LLC) in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate (or limited liability company as the case may be) power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign qualified entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon, or material adverse change in, the general affairs, business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect” or “Material Adverse Change”).

                    (vii)        Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations other than in the ordinary course of business, direct or contingent, or entered into any material transactions other than in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Change or any development that would reasonably be expected to result in a Material Adverse Change.

                    (viii)          Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, would reasonably be expected to result in any Material Adverse Change.

                    (ix)            There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

                    (x)             This Agreement and the Underwriter Warrants have been duly authorized, and in the case of this Agreement duly executed and delivered, by the Company, and this Agreement constitutes, and when issued, delivered and paid for in accordance with this Agreement each of the Underwriter Warrants will constitute, a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of its property is subject, the Company’s charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their respective properties, except for such breaches, violations or defaults as would not, individually or in the aggregate, result in a Material Adverse Change. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

                    (xi)            All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representatives), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company and the shares of common stock issuable upon exercise of the Underwriter Warrants have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement or the Underwriter Warrants, as applicable, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common

Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company which have not been waived in writing or complied with prior to effectiveness of the Registration Statement. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

                    (xii)          The Company and each subsidiary holds, and is operating in compliance in all material respects with, all material franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such franchise, grant, authorization, license, permit, easement, consent, certification or order or has reason to believe that any such franchise, grant, authorization, license, permit, easement, consent, certification or order will not be renewed in the ordinary course; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

                    (xiii)         The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all material liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

                    (xiv)         The Company and each of its subsidiaries owns, possesses, licenses or can acquire or license on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ business as now conducted or to be conducted, to the extent disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus to be conducted, except as such failure to own, possess, or acquire such rights would not reasonably be expected to result in a Material Adverse Effect. Furthermore, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not reasonably be expected to result in a Material Adverse Effect; (B) except as described in the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or any of its subsidiaries rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (D) except as described in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company and its subsidiaries have not received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries, except as such violation would not reasonably be expected to result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

                    (xv)          Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or other organizational documents, or in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which it may be bound, or to which any of its material property or assets is subject, except as would not, individually or in the aggregate, have a Material Adverse Effect.

                    (xvi)         The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed (except where the failure to do so would not be material) and are not in default in the payment of any material taxes that were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement.

                    (xvii)        The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the

Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except in accordance with the provisions of Section 4(a)(xvi) of this Agreement.

                    (xviii)          The Securities have been approved for listing on the Nasdaq Capital Market upon official notice of issuance and, on the date the Original Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective.

                    (xix)            Except for (i) the subsidiaries listed in Exhibit 21 of the Registration Statement, and (ii) marketable securities held for investment purposes in amounts less than 5% of the outstanding equity of the issuer, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

                    (xx)             The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting; provided, however, that none of the foregoing shall constitute a representation as to the Company’s compliance with Section 404 of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

                    (xxi)            Other than as contemplated by this Agreement or as disclosed in the Registration Statement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                    (xxii)           The Company and each of its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as it reasonably believes is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company and each of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and each of its subsidiaries is in compliance with the terms of such policies and instruments in all material respects; there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been denied any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                    (xxiii)          The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

                    (xxv)           The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company (including its subsidiaries) is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

                    (xxvi)          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries, is aware of or has taken any action directly or indirectly, that would result in a material violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries have each conducted its business in compliance in all material respects with the FCPA and instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance in all material respects therewith. “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

                    (xxvii)         The operations of the Company and its subsidiaries have complied in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

                    (xxviii)        Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer or employee of the Company or any of its subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

                    (xxix)          To the Company’s knowledge, no transaction has occurred between or among the Company and its subsidiaries, on the one hand, and any “related person” of the Company, on the other hand, that is required to be disclosed pursuant to Item 404 of Regulation S-K of the Rules and Regulations that is not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The Company has not, directly or indirectly, extended or maintained credit, or arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any of its directors or executive officers in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.

                    (xxx)          The Company and each of its subsidiaries (A) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, result in a Material Adverse Effect.

                    (xxxi)         The Company and each of its subsidiaries (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings and that would reasonably be expected to result in a Material Adverse Effect.

                    (xxxii)        Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No material prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan, excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency,” as defined in Section 412 of the Code, has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                    (xxxiii)       Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person and is not bound by any agreement that affects the exclusive right of the Company to develop, manufacture, produce, assemble, distribute, license, market or sell its products.

                    (xxxiv)       No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could reasonably be expected to have a Material Adverse Effect.

                           (xxxv)          No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package and the Prospectus.

                           (xxxvi)         The third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be credible and generally recognized as authoritative in the Company’s industry.

                      (b)          Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          3.         Purchase, Sale and Delivery of Securities.

                    (a)            On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 1,700,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I. The purchase price for each Firm Share shall be $3.70 per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

                    The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, at the offices of Feltl and Company, Inc., 2100 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Feltl and Company, Inc., 2100 LaSalle Plaza, 800 LaSalle Avenue Minneapolis, Minnesota, or such other location as may be mutually acceptable.

                    (b)          On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 45 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date,” respectively; provided, however, that the

Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

                    The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company at the offices of Feltl and Company, Inc., 2100 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, or such other location as may be mutually acceptable, at 9:00 a.m. Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Feltl and Company, Inc., Minneapolis, Minnesota, or such other location as may be mutually acceptable.

                    (c)          It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

          4.         Covenants.

                    (a)          The Company covenants and agrees with the several Underwriters as follows:

                       (i)          If the Original Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Original Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Original Registration Statement or any post-effective amendment to the Original Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Original Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act; the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing, unless legal counsel to the Company advises the Company that such amendment is required by applicable law or regulation.

                    (ii)          The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

                    (iii)          (A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                                    (B)          If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Representatives and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

                    (iv)          The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                    (v)          The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (one of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale

Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

                    (vi)          The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Original Registration Statement (or if later the Rule 462(b) Registration Statement) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                    (vii)          The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel and the Underwriters’ counsel, provided that the maximum amount reimbursable to the Underwriters for fees of Underwriters’ counsel pursuant to this Section 4(a)(vii)(B) shall be $125,000) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the preparation, negotiation, printing, filing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and reasonable fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and reasonable fees and disbursements of the Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Securities, (F) listing fees, if any, (G) the costs for Company personnel and the Underwriters relating to investor presentations on any “roadshow” undertaken in connection with the marketing of the Securities (provided that the maximum amount reimbursable to the Underwriters for their “roadshow” expenses shall be $10,000), and (H) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representatives pursuant to Section 9 or if the sale of the Securities provided for herein is not consummated (i) by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or (ii) because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including but not limited to reasonable fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                    (viii)          The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder in a manner substantially consistent with the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                    (ix)          The Company will not, without the prior written consent of the Representatives, from the date of execution of this Agreement and continuing to and including the date one year after the initial date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement, (ii) pursuant to the Company’s stock-based incentive plan(s), and the registration of Common Stock to be issued thereunder and under any of the Company’s prior stock-based incentive plans pursuant to registration statements on Form S-8; and (iii) upon exercise or conversion of securities outstanding on the date hereof. Except pursuant to agreements in effect on the date hereof, the Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by the Representatives in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representatives, any co-managers and each shareholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

                    (x)           The Company has caused to be delivered to you prior to the date of this Agreement a letter from each of the Company’s directors, officers and 5% or greater shareholders and from the Company’s shareholders holding an aggregate of at least 98.82% of the outstanding shares of the Company’s capital stock, in the form provided by the Underwriters, stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock for a period of 180 days (or, in the case of directors, officers and 5% or greater shareholders, 360 days) after commencement of the public offering of the Securities by the Underwriters plus such additional extensions set forth in the form of letter (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

                    (xi)          The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock that are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                    (xii)          Except as disclosed in the Registration Statement, the Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                    (xiii)          For a period of one year from the date hereof, the Company will file with the Commission such periodic and special reports as required by the Rules and Regulations.

                    (xiv)          For a period of one year from the date hereof, the Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company (including its subsidiaries) is made known to them by others within those entities.

                    (xv)           For a period of one year from the date hereof, the Company and its subsidiaries will comply with all applicable provisions of the Sarbanes-Oxley Act.

                    (xvi)          The Company represents and agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Act, required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule II. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

                    (xvii)         On each of the First Closing Date and the Second Closing Date, the Company shall sell to the Representatives, in each case for an aggregate purchase price of $50, warrants to purchase a number of shares of Common Stock equal to 10% of the number of Securities sold on such closing date by the Company (the “Underwriter Warrants”). The Underwriter Warrants shall be in substantially the form attached hereto as Exhibit A. The Underwriter Warrants shall be issued such that each Representative shall receive Underwriter Warrants in the amounts set forth opposite the name of such Underwriter in Schedule I.

                    (xviii)         On the First Closing Date, the Company shall pay to the Representatives a non-accountable expense allowance equal to 2% of the aggregate price to the public of the Securities sold on such closing date, less any amount previously paid by the Company to the Representatives as a deposit on such amount. Such allowance shall be paid to the Representatives in the same proportion as the number of Firm Units set forth opposite the name of such

Representatives in Schedule I represents to the total number of Firm Units to be purchased by all Representatives pursuant to this Agreement.

          5.          Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company contained herein, to the performance by the Company of its respective obligations hereunder, including the covenants contained herein to be performed on or prior to the First Closing Date, and to the following additional conditions:

                    (a)          The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or otherwise) shall have been complied with to your satisfaction.

                    (b)          No Underwriter shall have advised the Company that the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                    (c)          Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions other than in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

                    (d)          On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinions of Fredrikson & Byron, P.A. and Bartz & Bartz, P.A. counsel for the Company, dated such Closing Date and addressed to you, substantially in the forms attached hereto as Exhibit B.

                    (e)          On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Faegre & Benson LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the formation of the Company, the validity of the Securities, the Registration Statement, the Time of Sale Disclosure Package

or the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                    (f)          On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of McGladrey & Pullen, LLP, dated such Closing Date and addressed to you, confirming that it is an independent public accounting firm within the meaning of the Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

                    (g)          On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

                         (i)          The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied under this Agreement at or prior to such Closing Date;

                         (ii)          No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, has been issued, and, to their knowledge, no proceeding for that purpose has been instituted or is contemplated by the Commission or any state or regulatory body; and

                         (iii)          The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) neither (1) the Time of Sale Disclosure Package nor (2) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Time of Sale Disclosure Package, include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

                    (h)          The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

                    (i)          Financial Industry Regulatory Authority, Inc. shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

                    (j)          The Nasdaq Capital Market shall have approved the Securities for listing, subject only to official notice of issuance.

                    (k)          The Underwriters shall have received the Lock-Up Agreements referenced in Section 4.

                    (l)          All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

          6.       Indemnification and Contribution.

                    (a)          The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, any Issuer Free Writing Prospectus or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, or by your counsel, specifically for use in the preparation thereof; and provided, further, that the foregoing indemnity shall not inure to the benefit of the Underwriters with respect to any untrue statement or omission of a material fact if, (i) prior to the Time of Sale the Company shall have notified the Underwriters through the Representatives in writing in accordance with Section 11 hereof that the Preliminary Prospectus or any other part of the Time of Sale Disclosure Package contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they are made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amendment or supplement to the Time of Sale Disclosure Package and such amendment or supplement was provided to the Underwriters prior to the Time of Sale, and (iii) the information contained in such corrected Time of Sale Disclosure Package was not conveyed at or prior to the Time of Sale.

                    In addition to its other obligations under this Section 6(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses reasonably incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by Wells Fargo Bank Minnesota, N.A. (the “Prime Rate”). Any such interim reimbursement payments that are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company may otherwise have.

                    (b)          Each Underwriter will indemnify and hold harmless the Company and its respective affiliates, directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer

Free Writing Prospectus or in any Marketing Materials in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, or by your counsel, specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

                    (c)          Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if the Representatives shall have reasonably concluded that there may be defenses available to the Underwriters that are different from or in addition to those available to the indemnifying parties, the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party, which consent shall not be unreasonably conditioned, withheld or delayed, effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding.

                    (d)          If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                    (e)          The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

                    (f)          The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Securities by the Underwriters set forth in “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

          7.        Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company contained in Section 6, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

          8.        Substitution of Underwriters.

                    (a)          If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

                    (b)          If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii) and Section 6) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company (except to the extent provided in Section 6).

                     If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

          9.        Effective Date of this Agreement and Termination.

                     (a)          This Agreement shall become effective upon execution and delivery by each of the parties hereto.

                     (b)          You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on the Nasdaq Capital Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Stock Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), and Section 6 hereof shall at all times be effective.

                     (c)          If you elect to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone, confirmed by letter.

          10.      Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter, or, except as provided in Section 4(a)(vii), and Section 6, any non-defaulting party. No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

          11.      Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o Feltl and Company, Inc., 2100 LaSalle Plaza, 800 LaSalle Avenue, Minneapolis, Minnesota 55402, with a copy to Faegre & Benson LLP, 2200 Wells Fargo Center, 90 South Seventh Street, Minneapolis, Minnesota 55402, Attention: W. Morgan Burns, except that notices given to an Underwriter pursuant to Section 6 shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 500 Sixth Avenue NW, New Prague, MN 56071, Attention: Chief Executive Officer, with a copy to Fredrikson & Byron, P.A., 200 South Sixth Street, Suite 4000, Minneapolis, Minnesota 55402, Attention:

Melodie R. Rose; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

          12.          Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

          13.          Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representatives have been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representatives have advised or are advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representatives and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representatives are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representatives and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

          14.          Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          15.          Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Hennepin or Ramsey County, Minnesota or the courts of the State of Minnesota in each case located in Hennepin or Ramsey County (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

          16.          Counterparts. This Agreement may be executed by facsimile signature and in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

          17.          Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure thereof, shall in any event be effective as to any party to this Agreement unless the same shall be in writing and signed by such party.

          18.          Waiver of Trial by Jury. The parties hereby waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this Agreement or any matters contemplated by this Agreement.

[Signature Page Follows]

fb.us.5549253.06

          Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

Electromed, Inc.

By:	/s/ Robert D. Hansen
Chief Executive Officer

Confirmed as of the date first
above mentioned, on behalf of
themselves and the other several
Underwriters named in Schedule I
hereto.

FELTL AND COMPANY, INC.

By:	/s/ Joseph P. Sullivan

SCHEDULE I
to Purchase Agreement

Underwriters

Underwriter	Number of Firm Shares (1)
Feltl and Company, Inc.	1,700,000
Total	1,700,000

(1)

The Underwriters may purchase up to an additional 255,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

Underwriter Warrants

First Closing Date

Representative	Underwriter Warrants
Feltl and Company, Inc.	170,000
Total	170,000

Second Closing Date

Representative	Underwriter Warrants
Feltl and Company, Inc.	25,500
Total	25,500

SCHEDULE II
to Purchase Agreement

Issuer General Free Writing Prospectuses

•	Free Writing Prospectus Dated July 14, 2010, relating to recent developments
•	Free Writing Prospectus Dated August 13, 2010, relating to the final price and terms of the offering and updates to the Prospectus

SCHEDULE III
to Purchase Agreement

Pricing Information

Price to the Public:	$4.00
Price to the Underwriters:	$3.70
Number of Firm Shares:	1,700,000
Number of Option Shares:	255,000

EXHIBIT A
TO PURCHASE AGREEMENT

FORM OF UNDERWRITER’S WARRANT AGREEMENT

          UNDERWRITER’S WARRANT AGREEMENT dated as of [               , 2010] (this “Agreement”), between Electromed, Inc., a Minnesota corporation (the “Company”), and Feltl and Company, Inc. (hereinafter referred to as the “Underwriter”).’

RECITALS

A.

The Company proposes to issue to the Underwriter warrants (the “Warrants”) to purchase up to an aggregate of [                    ] (as such number may be adjusted from time to time pursuant to Article 8 of this Warrant Agreement) shares (the “Shares”) of common stock, $.01 par value per share (the “Common Stock”), of the Company.

B.

The Underwriter has agreed, pursuant to the underwriting agreement (the “Underwriting Agreement”) dated August 12, 2010 between the Underwriter and the Company, to act as the Underwriter in connection with the Company’s proposed initial public offering (the “Public Offering”) of 1,700,000 shares of Common Stock (the “Public Shares”) at an initial public offering price of $4.00 per Public Share.

C.

The Warrants issued pursuant to this Agreement are being issued by the Company to the Underwriter or to its designees who are officers or partners of the Underwriter (collectively, the “Designees”), in consideration for, and as part of the Underwriter’s compensation in connection with the Underwriting Agreement.

TERMS AND CONDITIONS

                    NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of the aggregate amount of $50.00, the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. Grant. The Underwriter is and/or the Designees are hereby granted the right to purchase up to an aggregate of [          ] fully-paid and non-assessable Shares as reflected in a warrant certificate (the “Warrant Certificate”) at an initial exercise price (subject to adjustment as provided in Article 6 hereof) of $4.80 per Share at any time from [                    ], 2011 until 5:00 P.M., Minneapolis, Minnesota time, on [                    ], 2015 (the “Warrant Term”). Except with respect to the rights granted pursuant to Article 7 hereof, the Shares are in all respects identical to the Public Shares being sold to the public pursuant to the terms and provisions of the Underwriting Agreement.

          2. Exercise of Warrant.

               2.1 Cash Exercise. The Warrants initially are exercisable at a price of $4.80 per Share, payable in cash, by wire transfer of immediately available funds to an account specified by the Company, or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof, subject to adjustment as provided in Article 8 hereof. Upon surrender of the Warrant Certificate(s) with the annexed Cash Exercise Form duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Shares, at the Company’s principal office (currently located at 500 Sixth Avenue NW, New Prague, Minnesota 56071), or at the office of its transfer agent, as applicable, the registered holder of a Warrant Certificate shall be entitled to receive a certificate or certificates for the Shares so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part. In the case of the purchase of less than all of the Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Shares. As used in this Agreement, the terms “Holder” and “Holders” refer to the registered holder of a Warrant Certificate or the Shares issued upon exercise of the Warrants as the context requires.

               2.2 Cashless Exercise. At any time during the Warrant Term, the Holder may, at the Holder’s option, exchange, in whole or in part, the Warrants represented by such Holder’s Warrant Certificate which are exercisable for the purchase of Shares into the number of Shares determined in accordance with this Article 2.2 (a “Warrant Exchange”), by surrendering such Warrant Certificate at the principal office of the Company or at the office of its transfer agent, accompanied by a notice stating such Holder’s intent to effect such exchange, the number of Warrants to be so exchanged and the date on which the Holder requests that such Warrant Exchange occur (the “Notice of Exchange”). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company or at the office of its transfer agent, as applicable (the “Exchange Date”). Certificates for the Shares issuable upon such Warrant Exchange and, if applicable, a new Warrant Certificate of like tenor representing the Warrants which were subject to the surrendered Warrant Certificate and not included in the Warrant Exchange, shall be issued as of the Exchange Date and delivered to the Holder within ten (10) business days following the Exchange Date. In connection with any Warrant Exchange, the Holder shall be entitled to subscribe for and acquire (i) the number of Shares (rounded to the next highest integer) which would, but for such Warrant Exchange, then be issuable pursuant to the provisions of Article 2.1 above upon the exercise of the Warrants specified by the Holder in its Notice of Exchange (the “Total Share Number”) less (ii) the number of Shares equal to the quotient obtained by dividing (a) the product of the Total Share Number and the existing Exercise Price per Share (as hereinafter defined) by (b) the Market Price (as hereinafter defined) of a Public Share on the trading day immediately preceding the Exchange Date. “Market Price” at any date shall be deemed to be the closing sale price or, in case no reported sales takes place on such day, the average of the closing sale prices for the last three consecutive trading days on which reported sales have taken place, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the closing bid price as reported by (i) Bloomberg Financial Markets (or any successor thereto) (“Bloomberg”) through the OTC Bulletin Board or successor trading market or (ii) if not listed on the OTC Bulletin Board (or its successor market), the “pink sheets.” If the Common Stock is not listed or admitted to trading on any national securities exchange, and bid prices are not reported by Bloomberg through the OTC Bulletin Board or successor trading market, or the “pink sheets,” then the Market Price shall be determined in good faith by the mutual agreement of the Board of Directors of the Company and the Holder, where the Board of Directors of the Company shall prepare and deliver to the Holder its proposed market price and an analysis setting forth the basis for its determination.

          3. Issuance of Stock Certificates.

          Upon the exercise of the Warrants, the issuance of certificates for the Shares purchased shall be made no later than ten (10) business days thereafter without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall (subject to the provisions of Article 4) be issued in the name of the Holder thereof, or, if a sale, transfer, pledge or other disposition of the Warrants or the Shares to be issued upon exercise thereof would be permitted by this Agreement and applicable federal and state securities laws, in such names as may be directed by the Holder; provided, however, that the Company shall not be required to pay any transfer tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

          The certificates representing the Shares shall be executed on behalf of the Company in the manner contemplated by the Company’s articles of incorporation or bylaws. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

          Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares purchased shall bear a legend substantially similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY

THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

          4. Restriction on Transfer of Warrants.

          As used herein, “Lock-Up Period” means the period beginning on the date of the final prospectus used in the Public Offering (the “Start Date”) and ending on (and including) the date that is 365 days after the Start Date. The Underwriter (and the Holder of a Warrant Certificate, by the Holder’s acceptance thereof) covenants and agrees that, as required by FINRA Rule 5110(g), the Warrants and the Shares may not be sold during the Public Offering, or sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Warrants and the Shares during the Lock-Up Period, except (i) to the Underwriter or the Designees, provided that any portion of the Warrant and the Shares so transferred shall remain subject to the above restriction for the remainder of the restriction period, and (ii) any sale of Shares in accordance with Article 7 in a firm commitment underwritten public offering of Common Stock that closes at least 180 days after the Start Date.

          5. Representations and Warranties of Holder.

The Holder of a Warrant (including the Underwriter) represents and warrants to the Company as follows:

          5.1          Acquisition of Warrant for Personal Account. The Holder is acquiring this Warrant and the Shares issuable upon exercise of this Warrant (collectively the “Securities”) for investment for its own account and not with a present view to, or for resale in connection with, any public resale or distribution thereof. The Holder understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Holder further understands that the Securities have not been passed upon or the merits thereof endorsed or approved by any state or federal authorities.

          5.2          Rule 144. The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act.

          5.3          Accredited Investor. As of the date hereof the Holder is, and upon any exercise of this Warrant the Holder will be, an “accredited investor” within the meaning of Regulation D promulgated under the Act. The Holder is sophisticated in financial matters, and is able to evaluate the risks and benefits of an investment in the Securities for an indefinite period of time.

          5.4          Opportunity To Discuss; Information. The Holder has been afforded the opportunity to ask questions of, and receive answers from, the officers and/or directors of the Company acting on its behalf concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of the opportunity to the extent the Holder considers appropriate in order to permit it to evaluate the merits and risks of an investment in the Company.

          5.5          Future Registration. The Holder acknowledges and recognizes that, except as provided in Article 7 hereof, the Company has not agreed to register the resale of the Shares in any Registration Statement to be filed by the Company under the Act.

          6. Price.

               6.1 Initial and Adjusted Exercise Price. The initial Exercise Price of each Warrant shall be $4.80 per Share. The adjusted Exercise Price per Share shall be the prices which shall result from time to time from any and all adjustments of the initial Exercise Price per Share in accordance with the provisions of Article 8 hereof.

               6.2 Exercise Price. The term “Exercise Price” herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

          7. Registration Rights.

               7.1 Registration Under the Securities Act of 1933. As of the date hereof, none of the Warrants or the Shares have been registered for purposes of public resale or distribution under the Act.

               7.2 Registrable Securities. As used herein, the term “Registrable Security” means each of the Shares and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been registered under the Act and disposed of pursuant thereto, (ii) registration under the Act is no longer required for the Holder for subsequent public distribution of such security under Rule 144 promulgated under the Act or otherwise, or (iii) it has ceased to be outstanding. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Article 7.

               7.3 Piggyback Registration. If, within seven (7) years following the effective date of the Public Offering, the Company proposes to prepare and file one or more post-effective amendments to the registration statement filed in connection with the Public Offering or any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form)(for purposes of this Article 7, collectively, the “Registration Statement”), it will give written notice of its intention to do so (“Notice”), at least thirty (30) days prior to the filing of each such Registration Statement, to all Holders of the Registrable Securities. Upon the written request of such a Holder (a “Requesting Holder”), made within twenty (20) days after receipt by the Holder of the Notice, that the Company include any of the Requesting Holder’s Registrable Securities in the proposed Registration Statement, the Company shall, as to each such Requesting Holder, use commercially reasonable efforts to effect the registration under the Act of the Registrable Securities which it has been so requested to register (“Piggyback Registration”), at the Company’s sole cost and expense and at no cost or expense to the Requesting Holders (except as provided in Article 7.5(b) hereof).

               Notwithstanding the provisions of this Article 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Article 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof, without incurring any liability to any Holder of Registrable Securities.

               7.4 Demand Registration.

                     (a) At any time beginning at such time as the Company is eligible to use a registration statement on Form S-3 under the Act (or applicable successor form) for secondary offerings of securities and ending five (5) years after the effective date of the Public Offering, any “Majority Holder” (as such term is defined in Article 7.4(c) below) of the Registrable Securities shall have the right, exercisable by written notice to the Company (the “Demand Registration Request”), to have the Company prepare and file with the Securities and Exchange Commission (the “Commission”) on one occasion, at the sole expense of the Company (except as provided in Article 7.5(b) hereof), a Registration Statement on Form S-3 (or applicable successor form) and such other documents, including a prospectus, as may be necessary (in the opinion of both counsel for the Company and counsel for such Majority

Holder) in order to comply with the provisions of the Act, so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. This right is in addition to the piggyback registration rights provided for under Article 7.3 hereof, provided that the Company shall not be required to effect a Demand Registration pursuant to this Article 7.4 within 180 days of the effective date of a Registration Statement filed by the Company to which the rights provided by Article 7.3 would apply if the Holders were properly notified pursuant to Article 7.3 hereof. The Company shall use commercially reasonable efforts to cause the Registration Statement to become effective under the Act so as to permit a public offering and sale of the Registrable Securities by the Holders thereof. Once effective, the Company will use commercially reasonable efforts to maintain the effectiveness of the Registration Statement until the earlier of (i) the date that all of the Registrable Securities have been sold or (ii) the date the Holders thereof receive an opinion of counsel to the Company that all of the Registrable Securities may be freely traded without registration under the Act under Rule 144 promulgated under the Act or otherwise.

                     (b) The Company covenants and agrees to give written notice of any Demand Registration Request to all Holders of the Registrable Securities within ten (10) business days from the date of the Company’s receipt of any such Demand Registration Request. After receiving notice from the Company as provided in this Article 7.4(b), Holders of Registrable Securities may request the Company to include their Registrable Securities in the Registration Statement to be filed pursuant to Article 7.4(a) hereof by notifying the Company of their decision to have such securities included within fifteen (15) business days of their receipt of the Company’s notice.

                     (c) The term “Majority Holder” as used in Article 7.4 hereof shall mean any Holder or any combination of Holders of Registrable Securities that hold an aggregate number of shares of Common Stock (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants) as would constitute a majority of the aggregate number of Shares that are Registrable Securities (including Shares already issued and Shares issuable pursuant to the exercise of outstanding Warrants).

               7.5 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

                     (a) In connection with any registration under Article 7.4 hereof, the Company shall file the Registration Statement as expeditiously as possible, but in any event no later than thirty (30) days following receipt of any demand therefore, shall use commercially reasonable efforts to have any such Registration Statement declared effective at the earliest possible time, and shall furnish each Holder of Registrable Securities such number of prospectuses as shall reasonably be requested.

                     (b) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by the Holders of Registrable Securities) in connection with all Registration Statements filed pursuant to Articles 7.3 and 7.4(a) hereof including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses and any fees due to the FINRA related to such registration or sale of any of the Registrable Securities.

                     (c) The Company will take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are requested by the Holders of such securities and for obtaining the clearance of FINRA member firms to participate in the distribution of such Registrable Securities; provided, however, that the Company shall not be required in connection therewith to qualify to do business or file a general consent to service of process in any jurisdiction if the Board of Directors of the Company determines in good faith that the same would be materially detrimental to the Company.

                     (d) The Company shall indemnify any Holder of the Registrable Securities to be sold pursuant to any Registration Statement and any underwriter or person deemed to be an underwriter under the Act and each person, if any, who controls such Holder or underwriter or person deemed to be an underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter as set forth in Section 6 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

                    (e) Any Holder of Registrable Securities to be sold pursuant to a Registration Statement, and such Holder’s successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holder, or such Holder’s successors or assigns, for specific inclusion in such Registration Statement to the same extent and with the same effect as the provisions pursuant to which the Underwriter has agreed to indemnify the Company as set forth in Section 6 of the Underwriting Agreement and to provide for just and equitable contribution as set forth in Section 6 of the Underwriting Agreement.

                    (f) Nothing contained in this Agreement shall be construed as requiring any Holder to exercise the Warrants held by such Holder prior to the initial filing of any Registration statement or the effectiveness thereof.

                    (g) If the Company shall fail to comply with the provisions of this Article 7, the Company shall, in addition to any other equitable or other relief available to the Holders of Registrable Securities, be liable for any or all incidental, special and consequential damages sustained by the Holders of Registrable Securities requesting registration of their Registrable Securities.

                    (h) In connection with any offering involving an underwriting of shares of the Company’s Common Stock pursuant to Article 7.3, the Company shall not be required to include any of the Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities to be included in such offering, including the Registrable Securities requested by Holders to be included therein, exceeds the amount of securities that the underwriters determine in their reasonable discretion is compatible with the success of the offering (the “Maximum Number of Securities”), then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that the Maximum Number of Securities is less than the number of securities to be offered by the Company plus all of the other Registrable Securities requested to be registered by Holders or other security holders with similar registration rights, then the securities that are included in such offering shall be allocated in the following manner: (i) to the Company and, if there is a balance remaining, (ii) to the Holders, provided that if the balance remaining is not sufficient to include in the offering all of the Registrable Securities requested to be registered by the Holders, the number of Registrable Securities to be included for any holder shall be determined pro rata based on the proportionate number of Registrable Securities then held (regardless of whether or not such any such Holder has requested that all such Registrable Securities be included), and, if there is a balance remaining, (iii) to any other shareholders holding similar registration rights as selling security holders.

                    (i) The Company shall promptly deliver copies of all correspondence between the Commission and the Company, its counsel or its auditors with respect to the Registration Statement to each Holder of Registrable Securities included for registration in such Registration Statement pursuant to Article 7.3 hereof or Article 7.4 hereof and to the managing underwriter, if any, of the offering in connection with which such Holder’s Registrable Securities are being registered and shall permit each Holder of Registrable Securities and such underwriter to do such reasonable investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary to comply with applicable securities laws or rules of the FINRA. Such investigation shall include access to books, records and properties, and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder of Registrable Securities or underwriter shall reasonably request; provided, that the Company may require each such Holder or underwriter to enter into reasonable confidentiality and non-disclosure agreements with respect to the information contained in or derived from such investigations.

          8. Adjustments of Exercise Price and Number of Securities. The following adjustments apply to the Exercise Price of the Warrants with respect to the Shares and the number of Shares purchasable upon exercise of the Warrants.

               8.1 Computation of Adjusted Price. In case the Company at any time after the date hereof pays a dividend in shares of Common Stock or makes a distribution in shares of Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall forthwith be reduced to a price determined by dividing (a) an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by (b) the total number of shares of Common Stock outstanding immediately after such issuance or sale.

               8.2 Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or proportionately increased in the case of combination.

               8.3 Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Article 8, the number of Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

               8.4 Reclassification, Consolidation, Merger, etc. Subject to Article 12, in case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or in the case of a sale or conveyance to another corporation of all or substantially all of the assets of the Company, the Holders shall thereafter have the right to convert this Warrant into the kind and amount of shares of stock and other securities and property which the Holder would have owned or have been entitled to receive immediately after such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reclassification, change, consolidation, merger, sale or conveyance, and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article 8 with respect to the rights and interests thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Article 8 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of this Warrant. The provisions of this Article 8.4 shall similarly apply to successive such reclassifications, changes, consolidations, mergers, sales or conveyances. In the event of any conflict between Article 8.4 and Article 12, the latter shall control.

               8.5 Determination of Outstanding Common Shares. For purposes of this Agreement, the number of shares of Common Stock at any one time outstanding shall include: (i) the aggregate number of shares of common stock issued and outstanding, and (ii) the aggregate number of shares of common stock issuable upon the exercise of any outstanding options, rights, and warrants, and upon the conversion or exchange of any outstanding convertible or exchangeable securities.

               8.6 Dividends and Other Distributions with Respect to Outstanding Securities. In the event that the Company shall at any time prior to the exercise of all Warrants make any distribution of its assets to holders of its Common Stock as a liquidating or a partial liquidating dividend, then the Holder of Warrants who exercises its Warrants after the record date for the determination of those Holders of Common Stock entitled to such distribution of assets as a liquidating or partial liquidating dividend shall be entitled to receive for the exercise price per Warrant, in addition to each share of Common Stock, the amount of such distribution (or, at the option of the Company, a sum equal to the value of any such assets at the time of such distribution as determined by the Board of Directors of the Company in good faith) which would have been payable to such Holder had he been the Holder of record of the Common Stock receivable upon exercise of his Warrant on the record date for the determination of those entitled to such distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Article 8.6.

               8.7 Subscription Rights for Shares of Common Stock or Other Securities. In the case that the Company or an affiliate of the Company shall at any time after the date hereof and prior to the exercise of all the Warrants issue any rights, warrants or options to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company, the Holders of unexercised Warrants on the record date of such issuance of rights, warrants or options shall be entitled, in addition to the shares of Common Stock or other securities receivable upon the exercise of the Warrants, to receive such rights, warrants or options that such Holders would have been entitled to receive had they been, on the record date set by the Company or such affiliate in connection with such issuance of rights, warrants or options, the holders of record of the number of whole shares of Common Stock then issuable upon exercise of their outstanding Warrants.

          9. Exchange and Replacement of Warrant Certificates.

          Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate and, in case of loss, theft or destruction, of indemnity reasonably satisfactory to it, and upon surrender and cancellation of the Warrant Certificate, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor in lieu thereof.

          10. Elimination of Fractional Interests.

          The Company shall not be required to issue certificates representing fractions of Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Shares.

          11. Reservation and Listing of Securities.

          The Company shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefore, all Shares issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all shares of Common Stock issuable upon the exercise of the Warrants to be listed on any securities exchange or trading market on which the Common Stock may be listed and/or quoted.

          12. Sale of the Company.

      (a)   As used herein, a “Sale of the Company” means (i) any sale (however effected, including without limitation by sale of stock, merger, share exchange or otherwise, including without limitation in a single transaction or series of related transactions) of all or substantially all of the outstanding voting stock of the Company, or (ii) any sale, lease or disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole; provided, that in neither case, shall a Sale of the Company include a transaction set forth above where the holders of the Company’s voting stock immediately prior to the transaction hold more than 50% of the outstanding voting stock of the Company or its successor following such transaction.

      (b)   The Company shall give each Holder at least twenty (20) days prior notice of any Sale of the Company.

      (c)   Notwithstanding anything to the contrary herein, this Warrant will expire at the closing for a Sale of the Company.

      (d)   Upon receipt of the notice contemplated by Article 12(b) hereof, any Holder may:

      (i) elect (by giving written notice received by the Company no later than five days before the closing of such Sale of the Company and surrendering the Warrants) to receive, upon the closing of the Sale of the Company, (1) the same amount and kind of securities, cash or property as the Holder would have been entitled to receive upon the closing of the Sale of the Company if the Holder had been, immediately prior to the Sale of the Company, the holder of the number of Shares of Common Stock then issuable upon exercise in full of this Warrant less (2) an amount of such securities, cash or property equal to the aggregate exercise price of the Warrants surrendered. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Sale of the Company, then the Holder shall be given the same choice as to such alternate consideration it receives pursuant to an election under this Article 12(d);

(ii) let the Holders’ Warrants expire in accordance with their terms (subject to Article 12(c)); or

(iii) exercise the Holder’s Warrants in accordance with their terms prior to the expiration thereof (subject to the Article 12(c)).

      (e)   Neither this Article 12, nor any notice or election contemplated by this Article 12, shall create any obligation on the Company’s part to consummate any Sale of the Company. If, after any notice or election contemplated by this Article 12 is given, the Company determines not to consummate the Sale of the Company, then the Company shall notify the Holders of such determination, whereupon any preceding notices or elections under this Article 12 regarding such Sale of the Company shall be null and void and of no effect.

          13. Notices to Warrant Holders.

          Nothing contained in this Agreement shall be construed as conferring upon the Holder or Holders the right to vote or to consent or to receive notice as a shareholder in respect of any meetings of shareholders for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                    (a) the Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                    (b) the Company shall offer to all the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefore; or

                    (c) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger); or

                    (d) reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                    (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for shares of Common Stock or any other securities of the Company or of such affiliate to all the shareholders of the Company; then, in any one or more of said events, the Company shall give written notice to the Holder or Holders of such event at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          14. Notices.

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made (1) one business day after being sent by overnight courier, (2) three business days after having been sent by first-class U.S. mail (certified or regular), (3) at the time sent, if sent by email or facsimile between 8:00 a.m. and 5:00 p.m. on a business day, or one business day after being sent, if sent by email or facsimile at any other time, and (4) upon delivery, if hand-delivered by any other means.

                    (a) If to a registered Holder of the Warrants, to the address (or email or facsimile number, as applicable) of such Holder as shown on the signature page hereto or the books of the Company; or

                    (b) If to the Company, to:

Electromed, Inc.
Attn: Chief Executive Officer
500 Sixth Avenue NW
New Prague, MN 56011

or to such other address as the Company may designate by notice to the Holders given pursuant to this Article.

          15. Supplements and Amendments.

          The Company and the Underwriter may from time to time supplement or amend this Agreement without the approval of any Holders of the Warrants and/or Shares issued upon exercise of the Warrants in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem mutually necessary or desirable and which the Company and the Underwriter mutually deem not to adversely affect the interests of the Holders of Warrant Certificates.

          16. Successors.

          All the covenants and provisions of this Agreement by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and permitted assigns hereunder.

          17. Governing Law.

          This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Minnesota and for all purposes shall be construed in accordance with the laws of said State, other than its conflicts of laws provisions.

          18. Benefits of this Agreement.

          Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder or Holders of the Warrant Certificates or Shares any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder or Holders of the Warrant Certificates or Shares.

          19. Counterparts.

          This Agreement may be executed in any number of counterparts, and may be delivered to each of the parties by facsimile or e-mail. Facsimile or photocopy signatures shall be deemed as legally enforceable as the original. Each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

[Signature page follows.]

          IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed as of the day and year first above written.

ELECTROMED, INC.

By:
Robert D. Hansen
Chief Executive Officer

Agreed and Accepted as of the day and year first above written:

FELTL AND COMPANY, INC.

By:
Name:
Title:

Feltl and Company, Inc.
2100 LaSalle Plaza
800 LaSalle 800
Minneapolis MN 55402
Main: 612.492.8800

with a copy to (that shall not constitute notice):

Faegre & Benson LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402-3901
Attention: W. Morgan Burns
Fax: (612) 766-1600

FORM OF WARRANT CERTIFICATE

NEITHER THE WARRANTS NOR THE SHARES UNDERLYING THE WARRANTS REPRESENTED BY THIS CERTIFICATE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR APPLICABLE STATE SECURITIES LAWS. NEITHER THE WARRANTS NOR THE SHARES UNDERLYING THE WARRANTS MAY BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANTS OR THE SHARES UNDERLYING THE WARRANTS, AS APPLICABLE, UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                    EXERCISABLE ON OR BEFORE 5:00 P.M., MINNEAPOLIS TIME, ____________, 2015

No. W-_____________________ [Warrants [               ]]

          This Warrant Certificate certifies that Feltl and Company, Inc. or its registered assigns, is the registered holder of [               ] Warrants to purchase, at any time from [               , 2011] until 5:00 P.M. Minneapolis, Minnesota time on [        , 2015] (“Expiration Date”), up to [               ] fully-paid and non-assessable shares (the “Shares”) of the common stock, $.01 par value per share (the “Common Stock”), of Electromed, Inc., a Minnesota corporation (the “Company”), at an initial exercise price, subject to adjustment in certain events (the “Exercise Price”), of $4.80 per Share, upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter’s Warrant Agreement dated as of [ ______, 2010], between the Company and Feltl and Company, Inc. (the “Warrant Agreement”). Payment of the Exercise Price may be made in cash, wire transfer, or by check payable to the order of the Company, by surrender of a portion of the Warrants represented by the Warrant Certificate, or any combination thereof, in each case subject to the terms of the Warrant Agreement.

          No Warrant may be exercised after 5:00 P.M., Minneapolis, Minnesota time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words “holders” or “holder” means the registered holders or registered holder) of the Warrants.

          The Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company’s securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair the rights of the holder as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection therewith.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

          IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed.

Dated:

ELECTROMED, INC.

By:

Robert D. Hansen
Chief Executive Officer

[CASH EXERCISE FORM]

          The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase __________ Shares of Common Stock and herewith tenders in payment for such securities, in cash, by wire transfer of immediately available funds to an account specified by Electromed, Inc., a Minnesota corporation (the “Company”), or (if the total exercise price being paid is less than $1,000) by check to the order of the Company, or any combination thereof, in the amount of $__________, all in accordance with the terms of the Warrant Certificate. The undersigned requests that a certificate for such securities be registered in the name of the undersigned, or, if permitted by the Underwriter’s Warrant Agreement dated as of ___________, 2010 between the Company and Feltl and Company, Inc., the name of:

’
whose address is

’

The undersigned requests that such Certificate be delivered to:
’
whose address is

.

Dated:

Signature:

SSN or Tax ID No:

[FORM OF ASSIGNMENT]

          (To be executed by the registered holder if such holder desires to transfer the Warrant Certificate and such transfer is permitted pursuant to the terms of the Underwriter’s Warrant Agreement dated _____, 2010 between the Company and Feltl and Company, Inc.)

          FOR VALUE RECEIVED, ______________________________________ hereby sells, assigns and transfers unto:

’

whose address is

’

and whose tax ID No. or SSN is:
’

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________, Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

[CASHLESS EXERCISE FORM]

          (To be executed upon exercise of Warrant pursuant to Article 2.2 of the Underwriter’s Warrant Agreement dated __________, 2010 between the Company and Feltl and Company, Inc. (the “Warrant Agreement”)

To: ELECTROMED, INC.

          The undersigned hereby irrevocably elects a cashless exercise of the right to purchase represented by the attached Warrant Certificate for, and to purchase thereunder, _____________________ Shares, as provided for in Article 2.2 of the Warrant Agreement.

          Please issue a certificate or certificates for such Shares in the name of the undersigned, or, if permitted by the Warrant Agreement, the name of:

’

whose address is

’

and whose tax ID No. or SSN is:
’

The undersigned requests that such Certificate be delivered to:
’

whose address is

.

Dated:

Signature:

          NOTE: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form, if any.

          And if said number of shares shall not be all the shares purchasable under the attached Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the remaining balance of the shares purchasable thereunder.

EXHIBIT B
TO PURCHASE AGREEMENT

FORM OF OPINION FROM
FREDRIKSON & BYRON, P.A.

          It is our opinion as of this date that:

          1.          The Company and its subsidiary, Electromed Finanical, LLC are duly incorporated (or organized in the case of the Company’s subsidiary) and validly existing as an corporation (or limited liability company in the case of the Company’s subsidiary) in good standing under the laws of the State of Minnesota.

          2.          The Company and its subsidiary Electromed Financial, LLC has corporate (or limited liability company in the case of the Company’s subsidiary) power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

          3.          The Company is duly qualified as a foreign corporation to transact business and is in good standing in the States of [______, _________, _______, and ________].

          4.          The authorized and outstanding capital stock of the Company is as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to the Agreement or pursuant to reservations, agreements, employee benefit plans or the exercise of convertible securities, options or warrants referred to in the Prospectus). To our knowledge, except as described in or specifically contemplated by the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

          5.          Except as otherwise stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no shareholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (A) by operation of the charter or bylaws of the Company or the laws of the State of Minnesota or (B) to our knowledge, by any agreement or other instrument known to us to which the Company is a party or by which the Company is bound.

          6.          The Company has full corporate power and authority to enter into the Agreement and the Underwriter Warrants. The Agreement, and each of the Underwriter Warrants required to be delivered in connection with the Closing taking place on the date hereof, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms.

          7.          The Securities and Underwriter Warrants to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Agreement and, when issued and delivered by the Company pursuant to the Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The shares of Common Stock issuable upon exercise of each Underwriter Warrant have been duly authorized for issuance and sale pursuant to such

August [__], 2010

Underwriter Warrant and, when issued and delivered by the Company pursuant to such Underwriter Warrant against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders.

          8.            The Commission has informed us that the Registration Statement has become effective under the Act. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and, to our knowledge, no proceeding for such purpose has been instituted or is pending, contemplated or threatened by the Commission.

          9.            The statements (A) in the Prospectus under the captions “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Business”, “Management”, “Executive Compensation”, “Certain Relationships and Related Party Transactions”, “Description of Capital Stock”, and “Shares Eligible for Future Sale” (but excluding any statements included in the Covered Regulatory Sections or the Covered IP Sections) and (B) in Item 14 and Item 15 of Part II of the Registration Statement, insofar as such statements constitute descriptions of the Company’s capital stock, matters of law, summaries of legal matters, provisions of the Company’s charter or bylaws, documents, legal proceedings, or legal conclusions, have been reviewed by us and, to our knowledge, fairly present and summarize, in all material respects, the matters referred to therein.

          10.          The statements in the Prospectus under the captions “Risk Factors – Risks Related to Regulation” and “Business – Government Regulation” (collectively, the “Covered Regulatory Sections”) in each case insofar as they purport to describe matters of law, summaries of legal matters, documents, legal proceedings, or legal conclusions, have been reviewed by us and, to our knowledge, fairly present and summarize, in all material respects, the matters referred to therein.

          11.          No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the Company’s execution, delivery and performance of the Agreement and the consummation of the transactions contemplated thereby, except such as have been obtained or are required under the Act, the Rules and Regulations, applicable state securities or blue sky laws or from the Financial Industry Regulatory Authority.

          12.          To our knowledge, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus (other than those disclosed therein).

          13.          To our knowledge, there are no statutes, regulations or contracts required to be described or referred to in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus or to be filed as exhibits thereto (other than those described or referred to therein or filed as exhibits thereto).

          14.          The execution and delivery of the Agreement by the Company and the performance by the Company of its obligations thereunder (A) have been duly authorized by all necessary corporate action on the part of the Company; (B) will not result in any violation of the provisions of the charter or bylaws of the Company; (C) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the material agreements filed as exhibits to the Registration Statement; (D) will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation by which the Company is bound; and (E) to our knowledge, will not result in any violation of any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

August [__], 2010

          15.          To our knowledge, there are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by the Agreement, except for such rights as have been duly waived or complied with prior to the effectiveness of the Registration Statement.

          16.          To our knowledge, except as described in or specifically set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, or as may exist under applicable law, regulations or listing standards, there are no material restrictions on the voting or transfer of any shares of capital stock of the Company.

          17.          The Registration Statement, the Statutory Prospectus and the Prospectus comply, and as of their respective effective or issue dates (including, without limitation, each deemed effective date pursuant to the Rules and Regulations) complied, as to form in all material respects with the requirements of the Securities Act of 1933 and the Rules and Regulations; provided, however, that other than as set forth in the paragraph below, we express no opinion as to the accuracy, completeness and fairness of the statements contained in the Registration Statement, the Statutory Prospectus and the Prospectus.

We have participated in conferences with officers and other representatives of the Company, representatives of McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm, and with representatives of the Representatives at which the contents of the Registration Statement, the Time of Sale Disclosure Package and Prospectus and related matters were discussed. Although we are not opining as to, and do not assume responsibility for, and cannot guarantee the accuracy, completeness or fairness of any of the statements contained in the Registration Statement, Time of Sale Disclosure Package or Prospectus (except as and to the limited extent set forth in paragraphs 9, 10 and 12 hereof), and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as and to the limited extent set forth in paragraphs 9, 10 and 12 hereof), and subject to all other assumptions, limitations and qualifications set forth herein, we hereby inform you that, in connection with our representation of the Company in the preparation of the Registration Statement, Time of Sale Disclosure Package and Prospectus, nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the time it became effective under the Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the Act) and as of the date hereof contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Time of Sale Disclosure Package, as of the Time of Sale and the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and (iii) the Prospectus, as of its date and the date hereof, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

FORM OF OPINION FROM
BARTZ & BARTZ, P.A

Based upon and subject to the foregoing, it is our opinion that:

          1. The statements in the Prospectus under the captions “Risk Factors – Risks Related to Our Intellectual Property and Potential Litigation” and “Business – Intellectual Property” (collectively, the “Covered IP Sections”) in each case insofar as they purport to describe matters of law, summaries of legal matters, documents, legal proceedings, or legal conclusions, have been reviewed by us and, to our knowledge, fairly present and summarize, in all material respects, the matters referred to therein.

          2.          To our knowledge, the Company owns or possesses adequate rights to use works of authorship, patents, patent applications, inventions, trademarks, service marks, trade names, copyrights, trade secrets mask works, product designs and other intellectual property rights (collectively, the “Intellectual Property Rights”) material to the conduct of the Company’s business as described in the Registration Statement and Prospectus (collectively, the “Electromed Intellectual Property Rights”). Title to all patents, patent applications, trademark applications and registrations that are part of the Electromed Intellectual Property Rights and are not licensed from third parties, are recorded in the name of the Company, or documents to reflect such recordation have been filed and are unencumbered by any security interests, liens or other encumbrances.

          3.          Except as otherwise stated in the Registration Statement and Prospectus, and except for ongoing prosecution matters relating to its patent applications, to our knowledge, there are no legal or governmental proceedings relating to the Electromed Intellectual Property Rights pending against the Company or any third party and no such proceedings are threatened or contemplated by governmental authorities or others.

          4.          Except as otherwise stated in the Registration Statement and Prospectus, to our knowledge, the Company’s products, the manufacture of the Company’s products, the use of the Company’s products or the conduct of the business as currently, or proposed to be, conducted by the Company as described in the Registration Statement and Prospectus does not infringe or otherwise violate, in any material respect, and the conduct of the Company does not infringe in any material respect or otherwise violate in any material respect, nor has it been alleged that the Company or its conduct is infringing, or otherwise violating, in any material respect, any Intellectual Property Rights of others. Except as otherwise stated in the Registration Statement and Prospectus, to our knowledge, the Company is not engaged in any legal or governmental proceedings involving the Intellectual Property Rights of third parties.